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October 27, 2022

PG&E Corporation Reports Third-Quarter 2022 Financial Results, on Track for Updated GAAP Earnings Guidance of $0.80 to $1.01 per Diluted Share and Narrowed Non-GAAP Core Earnings Guidance of $1.09 to $1.11 per Diluted Share

•Recorded GAAP earnings were $0.21 per diluted share for the third quarter of 2022, compared to losses of $(0.55) per diluted share for the same period in 2021.
•Non-GAAP core earnings were $0.29 per diluted share for the third quarter of 2022, compared to earnings of $0.24 per diluted share for the same period in 2021.
•Recorded GAAP earnings were $0.60 per diluted share for the first nine months of 2022, compared to losses of $(0.29) per diluted share for the same period in 2021.
•Non-GAAP core earnings were $0.84 per diluted share for the first nine months of 2022, compared to earnings of $0.78 per diluted share for the same period in 2021.
•2022 EPS guidance for GAAP earnings was updated to a range of $0.80 to $1.01 per diluted share and non-GAAP core earnings was narrowed to a range of $1.09 to $1.11 per diluted share.
•Forecasting no equity needs in 2022 through 2024.
•2023 EPS guidance initiated for GAAP earnings in the range of $0.98 to $1.21 and non-GAAP core earnings in the range of $1.19 to $1.23 per share.

OAKLAND — PG&E Corporation (NYSE: PCG) recorded third-quarter 2022 income available for common shareholders of $456 million, or $0.21 per diluted share, as reported in accordance with generally accepted accounting principles (GAAP). This compares with losses attributable to common shareholders of $(1,091) million, or $(0.55) per diluted share, for the third quarter of 2021.

GAAP results were primarily driven by unrecoverable interest expense and other earnings factors, including allowance for funds used during construction equity, incentive revenues, tax benefits, and cost savings, net of below-the-line costs. Results are also driven by costs related to the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability, strategic repositioning costs, Fire Victim Trust tax benefit net of securitization, PG&E Corporation’s and Pacific Gas and Electric Company’s (Utility) reorganization cases under Chapter 11 of the U.S. Bankruptcy Code (Chapter 11), wildfire-related costs, and investigation remedies, partially offset by prior period net regulatory impact.

“PG&E is committed to reducing risk and delivering reliable, affordable service to our customers and hometowns, while making the right investments for a clean energy future,” said Patti Poppe, CEO of PG&E Corporation. “Fulfilling those goals is essential to our Triple Bottom Line of serving people, the planet, and California’s prosperity.”

Non-GAAP Core Earnings

PG&E Corporation’s non-GAAP core earnings, which exclude non-core items, were $608 million, or $0.29 per diluted share, in the third quarter of 2022, compared with $479 million, or $0.24 per diluted share, during the same period in 2021.

The increase in quarter-over-quarter non-GAAP core earnings per diluted share was primarily driven by regulatory items, taxes, reinvestment, and other miscellaneous items, growth in rate base earnings, and cost reductions, partially offset by the increase in shares outstanding.

Non-core items, which management does not consider representative of ongoing earnings, totaled $152 million after tax, or $0.07 per diluted share, in the third quarter of 2022, compared with $1.6 billion after tax, or $0.79 per diluted share, during the same period in 2021.

PG&E Corporation uses “non-GAAP core earnings,” which is a non-GAAP financial measure, in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items. See the accompanying tables for a reconciliation of non-GAAP core earnings to consolidated earnings (loss) attributable to common shareholders.

2022 Guidance

PG&E Corporation is updating 2022 GAAP earnings guidance in the range of $0.80 to $1.01 per diluted share. Factors driving GAAP earnings include costs related to unrecoverable interest expense of $330 million to $370 million after tax and other earnings factors, including allowance for funds used during construction equity, incentive revenues, tax benefits, and cost savings, net of below-the-line costs. Additional factors include the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability, PG&E Corporation’s and the Utility’s reorganization cases under Chapter 11, wildfire-related costs, investigation remedies, and strategic repositioning costs, partially offset by Fire Victim Trust tax benefit net of securitization and prior period net regulatory impact.

On a non-GAAP basis, the guidance range for projected 2022 non-GAAP core earnings is narrowed to $1.09 to $1.11 per diluted share. The guidance range for non-core items, which management does not consider representative of ongoing earnings, is updated to $220 million to $630 million after tax.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, and certain other factors.

2023 Guidance

PG&E Corporation is initiating 2023 GAAP earnings guidance in the range of $0.98 to $1.21 per diluted share. Factors driving GAAP earnings include costs related to unrecoverable interest expense of $370 million to $430 million after tax and other earnings factors, including allowance for funds used during construction equity, incentive revenues, tax benefits, and cost savings, net of below-the-line costs. Additional factors include the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability, PG&E Corporation’s and the Utility’s reorganization cases under Chapter 11, wildfire-related costs, investigation remedies, and Fire Victim Trust tax benefits, partially offset by prior period net regulatory impact.

On a non-GAAP basis, the guidance range for projected 2023 non-GAAP core earnings is initiated at $1.19 to $1.23 per diluted share. The guidance range for non-core items, which management does not consider representative of ongoing earnings, is updated to $50 million to $460 million after tax.

Guidance is based on various assumptions and forecasts, including those relating to authorized revenues, future expenses, capital expenditures, rate base, equity issuances, and certain other factors.

Supplemental Financial Information

In addition to the financial information accompanying this release, presentation slides have been furnished to the Securities and Exchange Commission (SEC) and are available on PG&E Corporation’s website at: http://investor.pgecorp.com/financials/quarterly-earnings-reports/default.aspx.

Earnings Conference Call

PG&E Corporation will also hold a conference call on October 27, 2022, at 11:00 a.m. Eastern Time (8:00 a.m. Pacific Time) to discuss its third quarter 2022 results. The public can access the conference call through a simultaneous webcast. The link is provided below and will also be available from the PG&E Corporation website.

What: Third Quarter 2022 Earnings Call

When: Thursday, October 27, 2022 at 11:00 a.m. Eastern Time

Where: http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx

A replay of the conference call will be archived at
http://investor.pgecorp.com/news-events/events-and-presentations/default.aspx.

Alternatively, a toll-free replay of the conference call may be accessed shortly after the live call through November 3, 2022, by dialing (800) 770-2030. International callers may dial (647) 362-9199. For both domestic and international callers, the confirmation code 64421 will be required to access the replay.

Public Dissemination of Certain Information

PG&E Corporation and the Utility routinely provide links to the Utility’s principal regulatory proceedings with the California Public Utilities Commission and the Federal Energy Regulatory Commission at http://investor.pgecorp.com, under the “Regulatory Filings” tab, so that such filings are available to investors upon filing with the relevant agency. PG&E Corporation and the Utility also routinely post, or provide direct links to, presentations, documents, and other information that may be of interest to investors, including regarding dividends, at http://investor.pgecorp.com, under the “Chapter 11,” “Wildfire and Safety Updates,” “News & Events: Events & Presentations,” and “Shareholders: Dividend Information” tabs, respectively, in order to publicly disseminate such information. It is possible that any of these filings or information included therein could be deemed to be material information.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in Oakland, California. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. For more information, visit http://www.pgecorp.com.

Forward-Looking Statements

This news release contains forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and the Utility, including but not limited to earnings guidance and equity financing requirements for 2022, 2023 and 2024. These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2021, their most recent quarterly report on Form 10-Q for the quarter ended September 30, 2022, and other reports filed with the SEC, which are available on PG&E Corporation's website at www.pgecorp.com and on the SEC website at www.sec.gov. PG&E Corporation and the Utility undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.

PG&E CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Operating Revenues
Electric	$3,895	$4,181	$11,743	$11,527
Natural gas	1,499	1,284	$4,567	3,869
Total operating revenues	5,394	5,465	16,310	15,396
Operating Expenses
Cost of electricity	1,032	1,133	2,314	2,570
Cost of natural gas	257	176	1,177	670
Operating and maintenance	2,250	2,795	7,651	7,714
SB 901 securitization charges, net	—	—	40	—
Wildfire-related claims, net of recoveries	9	94	153	261
Wildfire Fund expense	118	162	353	399
Depreciation, amortization, and decommissioning	1,002	801	2,915	2,540
Total operating expenses	4,668	5,161	14,603	14,154
Operating Income	726	304	1,707	1,242
Interest income	43	—	70	17
Interest expense	(525)	(399)	(1,355)	(1,205)
Other income, net	118	132	246	387
Reorganization items, net	—	—	—	(11)
Income Before Income Taxes	362	37	668	430
Income tax provision (benefit)	(97)	1,125	(629)	994
Net Income (Loss)	459	(1,088)	1,297	(564)
Preferred stock dividend requirement of subsidiary	3	3	10	10
Income (Loss) Attributable to Common Shareholders	$456	$(1,091)	$1,287	$(574)
Weighted Average Common Shares Outstanding, Basic	1,987	1,985	1,987	1,985
Weighted Average Common Shares Outstanding, Diluted	2,132	1,985	2,132	1,985
Net Income (Loss) Per Common Share, Basic	$0.23	$(0.55)	$0.65	$(0.29)
Net Income (Loss) Per Common Share, Diluted	$0.21	$(0.55)	$0.60	$(0.29)

Reconciliation of PG&E Corporation’s Consolidated Earnings (Loss) Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles (“GAAP”) to Non-GAAP Core Earnings
Third Quarter, 2022 vs. 2021
(in millions, except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
(in millions, except per share amounts)	2022	2021	2022	2021	2022	2021	2022	2021
PG&E Corporation’s Earnings (Loss) on a GAAP basis	$456	$(1,091)	$0.21	$(0.55)	$1,287	$(574)	$0.60	$(0.29)
Non-core items: (1)
Amortization of Wildfire Fund contribution (2)	85	116	0.04	0.06	254	287	0.12	0.14
Strategic repositioning costs (3)	61	—	0.03	—	65	—	0.03	—
Fire Victim Trust tax benefit net of securitization (4)	29	—	0.01	—	(279)	—	(0.13)	—
Bankruptcy and legal costs (5)	16	1,307	0.01	0.66	202	1,379	0.09	0.69
Wildfire-related costs, net of insurance (6)	12	5	0.01	—	190	141	0.09	0.07
Investigation remedies (7)	5	68	—	0.03	76	147	0.04	0.07
Prior period net regulatory impact (8)	(56)	74	(0.03)	0.04	(11)	162	(0.01)	0.08
PG&E Corporation’s Non-GAAP Core Earnings (9)	$608	$479	$0.29	$0.24	$1,783	$1,542	$0.84	$0.78

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2022 and 2021, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Use of Non-GAAP Financial Measures below.

(2) The Utility recorded costs of $118 million (before the tax impact of $33 million) and $353 million (before the tax impact of $99 million) during the three and nine months ended September 30, 2022, respectively, associated with the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability.

(3) The Utility recorded costs of $85 million (before the tax impact of $24 million) and $90 million (before the tax impact of $25 million) during the three and nine months ended September 30, 2022, respectively, for one-time costs related to repositioning PG&E Corporation’s and the Utility’s operating model, including their workforce, and the potential sale of a minority interest in Pacific Generation LLC.

(4) Includes any earnings-impacting investment losses, net of gains, associated with investments related to the upfront contributions to the Customer Credit Trust, the charge related to the establishment of the SB 901 securitization regulatory asset and the SB 901 securitization regulatory liability associated with revenue credits funded by Net Operating Loss monetization, and tax benefits associated with the sale of shares of PG&E Corporation common stock sold by the Fire Victim Trust.

(in millions)	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Losses, net of gains related to Customer Credit Trust	$40	$40
Rate neutral securitization inception charge	—	40
Fire Victim Trust tax benefit net of securitization (pre-tax)	$40	$80
Tax impacts	(11)	(22)
Tax benefits from Fire Victim Trust share sales	—	(337)
Fire Victim Trust tax benefit net of securitization (post-tax)	$29	$(279)

(5) Includes bankruptcy and legal costs associated with PG&E Corporation’s and the Utility’s Chapter 11 filing, including exit financing costs, legal and other costs, and securities litigation costs, as shown below.

(in millions)	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Exit financing	$14	$72
Legal and other costs	9	64
Securities litigation costs	—	145
Bankruptcy and legal costs (pre-tax)	$23	$281
Tax impacts	(7)	(79)
Bankruptcy and legal costs (post-tax)	$16	$202

(6) Includes costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of insurance, as shown below.

(in millions)	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
2019 Kincade fire-related costs	$10	$26
2019 Kincade third-party claims	—	150
2019 Kincade fire-related legal settlements	—	20
2020 Zogg fire-related costs	4	21
2020 Zogg fire-related insurance recoveries	(1)	(10)
2021 Dixie fire-related legal settlements	4	39
Wildfire-related costs, net of insurance (pre-tax)	$17	$246
Tax impacts	(5)	(56)
Wildfire-related costs, net of insurance (post-tax)	$12	$190

(7) Includes costs associated with the CPUC’s OII into the 2017 Northern California Wildfires and 2018 Camp Fire, the system enhancements related to the locate and mark OII, restoration and rebuild costs associated with the town of Paradise, and the settlement agreement with the Safety and Enforcement Division’s investigation into the 2019 Kincade fire, as shown below.

(in millions)	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
Wildfire OII disallowance and system enhancements	$3	$16
Locate and mark OII system enhancements	1	3
Paradise restoration and rebuild	1	(2)
2019 Kincade fire settlement	—	85
Investigation remedies (pre-tax)	$5	$101
Tax impacts	—	(25)
Investigation remedies (post-tax)	$5	$76

(8) Includes adjustments associated with the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case per the CPUC decision dated July 14, 2022, partially offset by adjustments for the TO18 and TO19 ROE impact as a result of the FERC order dated March 17, 2022, which established a base ROE of 9.26% for the TO18 period, plus the approved CAISO incentive adder of 0.5%, for a total ROE of 9.76%.

(in millions)	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2022
2011-2014 GT&S capital audit	$(78)	$(78)
TO18 and TO19 ROE impact	—	63
Prior period net regulatory impact (pre-tax)	$(78)	$(16)
Tax impacts	22	5
Prior period net regulatory impact (post-tax)	$(56)	$(11)

(9) “Non-GAAP core earnings” is a non-GAAP financial measure. See Use of Non-GAAP Financial Measures below.

Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility’s joint quarterly report on Form 10-Q for the quarter ended September 30, 2022.

PG&E Corporation’s 2022 and 2023 Earnings Guidance

	2022				2023
EPS Guidance	Low		High		Low		High
Estimated Earnings on a GAAP basis	~	$0.80	~	$1.01	~	$0.98	~	$1.21
Estimated Non-Core Items: (1)
Amortization of Wildfire Fund contribution (2)	~	0.16	~	0.16	~	0.16	~	0.16
Bankruptcy and legal costs (3)	~	0.11	~	0.10	~	0.02	~	0.01
Wildfire-related costs, net of insurance (4)	~	0.10	~	0.09	~	0.02	~	0.01
Investigation remedies (5)	~	0.05	~	0.05	~	0.01	~	0.01
Strategic repositioning costs (6)	~	0.03	~	0.03	~	—	~	—
Fire Victim Trust tax benefit net of securitization (7)	~	(0.15)	~	(0.32)	~	0.01	~	(0.17)
Prior period net regulatory impact (8)	~	(0.01)	~	(0.01)	~	(0.01)	~	(0.01)
Estimated EPS on a non-GAAP Core Earnings basis	~	$1.09	~	$1.11	~	$1.19	~	$1.23

All amounts presented in the table above and footnotes below are tax adjusted at PG&E Corporation’s statutory tax rate of 27.98% for 2022 and 2023, except for certain costs that are not tax deductible. Amounts may not sum due to rounding.

(1) “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Use of Non-GAAP Financial Measures below.

(2) “Amortization of Wildfire Fund contribution” represents the amortization of the Wildfire Fund asset and accretion of the related Wildfire Fund liability. The total offsetting tax impact for the low and high non-core guidance range is $132 million for 2022 and 2023.

	2022				2023
(in millions, pre-tax)	Low guidance range		High guidance range		Low guidance range		High guidance range
Amortization of Wildfire Fund contribution	~	$470	~	$470	~	$470	~	$470

(3) “Bankruptcy and legal costs” consists of securities litigation costs, legal and other costs associated with PG&E Corporation’s and the Utility’s Chapter 11 filing, and exit financing costs, including interest on temporary Utility debt and write-off of unamortized fees related to the retirement of PG&E Corporation debt. The total offsetting tax impact for the low and high non-core guidance range is $90 million and $83 million, respectively, for 2022, and $18 million and $13 million, respectively, for 2023.

	2022				2023
(in millions, pre-tax)	Low guidance range		High guidance range		Low guidance range		High guidance range
Securities litigation costs	~	$145	~	$145	~	$—	~	$—
Legal and other costs	~	90	~	70	~	30	~	20
Exit financing	~	85	~	80	~	35	~	25
Bankruptcy and legal costs	~	$320	~	$295	~	$65	~	$45

(4) “Wildfire-related costs, net of insurance” includes third-party claims and legal and other costs associated with the 2019 Kincade fire, 2020 Zogg fire, and 2021 Dixie fire, net of insurance. The total offsetting tax impact for the low and high non-core guidance range is $56 million and $50 million, respectively, for 2022, and $14 million and $11 million, respectively, for 2023.

	2022				2023
(in millions, pre-tax)	Low guidance range		High guidance range		Low guidance range		High guidance range
2019 Kincade third-party claims	~	$150	~	$150	~	$—	~	$—
2019 Kincade fire-related costs	~	40	~	20	~	35	~	25
2019 Kincade fire-related legal settlements	~	20	~	20	~	—	~	—
2020 Zogg fire-related costs	~	40	~	20	~	30	~	20
2020 Zogg fire-related insurance recoveries	~	(30)	~	(10)	~	(30)	~	(20)
2021 Dixie fire-related legal settlements	~	50	~	50	~	15	~	15
Wildfire-related costs, net of insurance	~	$270	~	$250	~	$50	~	$40

(5) “Investigation remedies” includes costs related to the 2019 Kincade fire settlement with the Safety and Enforcement Division approved by the CPUC on December 2, 2021, the Wildfires OII decision different, Paradise restoration and rebuild, and the locate and mark OII system enhancements. The total offsetting tax impact for the low and high non-core guidance range is $28 million for 2022 and $3 million for 2023.

	2022				2023
(in millions, pre-tax)	Low guidance range		High guidance range		Low guidance range		High guidance range
2019 Kincade fire settlement	~	$85	~	$85	~	$—	~	$—
Wildfire OII disallowance and system enhancements	~	20	~	20	~	20	~	20
Paradise restoration and rebuild	~	15	~	15	~	10	~	10
Locate and mark OII system enhancements	~	5	~	5	~	5	~	5
Investigation remedies	~	$125	~	$125	~	$35	~	$35

(6) “Strategic repositioning costs” includes one-time costs related to repositioning PG&E Corporation’s and the Utility’s operating model, including their workforce, and costs associated with the potential sale of a minority interest in Pacific Generation LLC. The total offsetting tax impact for the low and high non-core guidance range is $27 million for 2022.

	2022				2023
(in millions, pre-tax)	Low guidance range		High guidance range		Low guidance range		High guidance range
Strategic repositioning costs	~	$95	~	$95	~	$—	~	$—

(7) “Fire Victim Trust tax benefit net of securitization” includes the impact of rate neutral (SB 901) securitization and tax benefits related to the Fire Victim Trust. Impacts of the rate neutral (SB 901) securitization include the establishment of the SB 901 securitization regulatory asset and the SB 901 regulatory liability associated with revenue credits funded by Net Operating Loss monetization. Fire Victim Trust tax benefits include tax benefits recognized upon the sale of shares of PG&E Corporation common stock by the Fire Victim Trust, which PG&E Corporation and the Utility have elected to treat as a grantor trust. Also included are the earnings-impacting investment losses, net of gains, associated with investments related to the upfront contributions to the Customer Credit Trust. The 2022 low case includes tax benefits for the 135,000,000 shares of PG&E Corporation common stock sold in the aggregate by the Fire Victim Trust as of October 20, 2022, plus losses, net of gains, on investments related to the Customer Credit Trust, and the 2022 high case reflects an assumption that the Fire Victim Trust sells all 477,743,590 shares in 2022, plus losses, net of gains, on investments related to the Customer Credit Trust. The 2023 low case reflects an assumption that the Fire Victim Trust sells zero shares during 2023, whereas the 2023 high case reflects an assumption that the Fire Victim Trust sells the remaining 342,743,590 shares during 2023. The total offsetting tax benefit for the low and high non-core guidance range is $536 million and $2.3 billion, respectively, for 2022, and $11 million and $1.8 billion, respectively, for 2023.

		2022			2023
(in millions, pre-tax)	Low guidance range		High guidance range		Low guidance range		High guidance range
Rate neutral securitization inception charge	~	$185	~	$1,525	~	$40	~	$1,425
Losses, net of gains related to Customer Credit Trust	~	$40	~	$40	~	$—	~	—
Fire Victim Trust tax benefit net of securitization	~	$225	~	$1,565	~	$40	~	$1,425

(8) “Prior period net regulatory impact” represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case, net of the TO18 and TO19 ROE impact resulting from the FERC order dated March 17, 2022, which established a base ROE of 9.26% for the TO18 period, plus the approved CAISO incentive adder of 0.5%, for a total ROE of 9.76%. The total offsetting tax impact for the low and high non-core guidance range is $4 million for 2022 and $10 million for 2023.

	2022				2023
(in millions, pre-tax)	Low guidance range		High guidance range		Low guidance range		High guidance range
2011-2014 GT&S capital audit	~	$(80)	~	$(80)	~	$(35)	~	$(35)
TO18 and TO19 ROE impact	~	65	~	65	~	—	~	—
Prior period net regulatory impact	~	$(15)	~	$(15)	~	$(35)	~	$(35)

Undefined, capitalized terms have the meanings set forth in the PG&E Corporation and the Utility’s joint quarterly report on Form 10-Q for the quarter ended September 30, 2022.

Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company

PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of non-core items.

“Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in Exhibit A. “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” is a non-GAAP financial measure and is calculated as non-GAAP core earnings divided by common shares outstanding (taken on a basic basis in the event of a GAAP loss and a diluted basis in the event of a GAAP gain). PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. With respect to our projection of non-GAAP core EPS for the years 2024-2026, we are not providing a reconciliation to the corresponding GAAP measures because we are unable to predict with reasonable certainty the reconciling items that may affect GAAP net income without unreasonable effort. The reconciling items are primarily due to the future impact of wildfire-related costs, timing of regulatory recoveries, special tax items, and investigation remedies. These reconciling items are uncertain, depend on various factors and could significantly impact, either individually or in the aggregate, the GAAP measures.
Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies.